SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         AMENDMENT NO. 1 TO SCHEDULE 14A


                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Check the appropriate box:


[x]      Preliminary Proxy Statement

[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e) (2))

[  ]     Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material under Rule 14a-12



                       NEW YORK REGIONAL RAIL CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------

(5) Total fee paid:

[ ] Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

             ------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

             ------------------------------------------------------------------

         (3) Filing Party:

             ------------------------------------------------------------------

         (4) Date Filed:

             ------------------------------------------------------------------

                       NEW YORK REGIONAL RAIL CORPORATION
                                4302 First Avenue
                            Brooklyn, New York 11232

                                     , 2004

Dear Stockholder:

         This Consent Solicitation Statement is furnished to the stockholders of New York Regional Rail Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of written consents on behalf of the Board of Directors of the Company with respect to the following proposals (the "Proposals"):

1. the filing of an amendment to the Company's Certificate of Incorporation which will increase the number of authorized shares of common stock, $.0001 par value, from 200,000,000 to 280,000,000 shares; and

2. the ratifying of the transactions contemplated by the Investment Agreement dated February 4, 2004 by and between the Company and Transit Rail LLC (the "Investor"), pursuant to which, among other things: (i) the Investor has agreed to purchase 2,500 shares of the Company's Series D Preferred Stock, (ii) the Company has expanded the size of the Board of Directors from four directors to five directors, and (iii) the Company has agreed to authorize additional shares of common stock such that the Company will have a sufficient number of shares of common stock as is required in connection with all outstanding options, warrants and conversion rights.

         The Company is not holding a meeting of stockholders in connection with the Proposals, and is instead seeking approval by solicitation of written consents. Only stockholders of record at the close of business on our record date of _________, 2004 will be entitled to submit consents on the Proposals. To consent to the Proposals, you must submit a properly executed consent no later than 5:00 P.M., Eastern Standard Time, on __________, 2004 unless otherwise extended by our Board of Directors in its sole discretion. You may revoke your consent with respect to a Proposal by written notice to the undersigned received at any time prior to the time that we receive sufficient written consents to approve that Proposal. If you wish to consent to Proposal No.1, but not Proposal No.2 , you may so mark and return a Consent. However, if you consent to Proposal No.2, then such consent shall automatically be deemed a consent to Proposal No. 1, regardless of how you mark your Consent. If you do not wish to consent to either Proposal, you need not return a Consent, since "Withheld" votes, broker "non-votes" and abstentions will have the effect of voting "Against" the Proposals.

                                             By Order of the Board of Directors

                                            /s/___________________________
                                               Secretary

Dated                   2004

Your participation is very important, please mark, date, sign and return promptly the enclosed consent in the stamped return envelope provided. Your prompt return of the consent will help avoid the additional expense of further solicitation.

The deadline for submitting your consent is 5:00 P.M., Eastern Standard Time, on _______ 2004, unless otherwise extended by our board of directors.

                         CONSENT SOLICITATION STATEMENT

                               GENERAL INFORMATION

Unless otherwise noted (1) the terms "us", "we", "our" and the "Company" refers to New York Regional Rail Corporation and its subsidiaries, (2) the term "Common Stock" refers to our common stock and the term"stockholder(s)" refer to the holders of the Company's Common Stock, and Series C Preferred Stock, and (3) the term "Board" refers to our Board of Directors.

Information Regarding Consents

     This Consent Solicitation Statement is furnished in connection with the solicitation of stockholder consents by the Board. Our Board is soliciting these consents in lieu of a meeting of stockholders. To consent to the Proposals, return the enclosed consent no later than 5:00 P.M., Eastern Standard Time, on ________, 2004, unless otherwise extended by our Board (the "Consent Date").

Record Date and Consent Rights; Consents Required for Approval

     Our Board has fixed the close of business on _________ 2004 as the record date for determining the stockholders entitled to receive notice of and to provide written consents on the Proposals. As of the record date, there were 199,806,193 shares of Common Stock issued and outstanding and 440,000 shares of Series C Preferred Stock and 750 shares of Series D Preferred Stock outstanding. Each share of Common Stock is entitled to one vote. Each share of Series C Preferred Stock is entitled to 300 votes. Currently, the shares of Series D Preferred Stock are not entitled to vote. The Common Stock will constitute a separate voting group on Proposal No. 1. The approval of (i) the holders representing a majority of the outstanding Common Stock and (ii) the holders of a majority of votes for the Common Stock and Series C Preferred Stock voting collectively as a group, will each be required to approve Proposal No.1. The consent of the holders of a majority of the Common Stock and the Series C Preferred Stock voting collectively as a group will be required with respect to the proposal to ratify Proposal No. 2, including the transactions contemplated by the Investment Agreement dated February 4, 2004 by and between the Company and Transit Rail LLC (the "Investor"). Accordingly, (i) consent from the holders of 99,903,097 shares of Common Stock and the holders of votes for 165,903,097 shares of Common Stock and Series C Preferred Stock voting collectively as a group is required to approve Proposal No. 1 and (ii) consents from the holders of votes for 165,903,097 shares of Common Stock and Series C Preferred Stock voting collectively as a group is required to ratify Proposal No. 2. If you wish to consent to Proposal No.1, but not Proposal No.2 , you may so mark and return a Consent. However, if you consent to Proposal No.2, then such consent shall automatically be deemed a consent to Proposal No. 1, regardless of how you mark your Consent. In connection with the Investment Agreement, the Investor was granted a proxy to vote the shares of Series C Preferred Stock, which currently represents the right to vote approximately 39.8% of the Company's voting securities and which the Investor intends to vote in favor these Proposals.

         The Company is incorporated in the State of Delaware and is subject to the Delaware General Corporation Law. Section 228 of the Delaware General Corporation Law permits the Company's stockholders to approve the Proposals by written consent and without a meeting, if the requisite number of stockholders sign written consents. To consent to the Proposals, you must complete and submit the enclosed consent on or before the Consent Date. If you wish to consent to Proposal No.1, but not Proposal No.2 , you may so mark and return a Consent. However, if you consent to Proposal No.2, then such consent shall automatically be deemed a consent to Proposal No. 1, regardless of how you mark your Consent. If you do not wish to consent to either Proposal, you need not take any action, since "Withheld" votes, broker "non-votes" and abstentions will have the effect of voting "AGAINST" these proposals. All written consents that we receive, regardless of when dated, will expire upon the Consent Date, unless that date is extended by our Board.

Voting and Revocation of Consents

     All shares represented by valid consents that the Company receives before the Consent Date will be deemed to have CONSENTED to each Proposal unless otherwise marked or unless the consent is properly revoked. If the Company receives the requisite number of executed consents approving a Proposal before the Consent Date, then that Proposal shall be deemed approved.

     You may revoke your consent to a Proposal at any time prior to the time that the Company receives the requisite number of consents to approve that Proposal. A revocation may be in any written form validly signed by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to our Secretary by mail or by facsimile and will be effective upon receipt by us.

Costs of Solicitation

    The Company will pay the expenses of printing, assembling and mailing these consents. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, except for reimbursement of actual expenses, may solicit consents personally or by other appropriate means. We will also reimburse brokerage firms and custodians, nominees and fiduciaries for out-of-pocket expenses incurred in sending these consent solicitation materials to, and obtaining instructions from, beneficial owners.

Recommendation of our Board

     Our Board unanimously recommends that you CONSENT to BOTH of the Proposals.

                                 PROPOSAL NO. 1
               TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                  COMMON STOCK FROM 200,000,000 TO 280,000,000

         The Board of Directors proposes to amend Article FOURTH of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 200,000,000 to 280,000,000. The purpose of the Proposal is to enable the Company to honor exercises of all currently existing options, warrants, conversion rights and other rights to acquire shares of Common Stock and to make available a limited number of additional shares of Common Stock for future corporate transactions. Other than for shares needed to honor currently existing options, warrants, conversion rights and other rights to acquire shares, the Company has no present plan to issue the additional shares of Common Stock to be authorized pursuant to this Proposal. The Board of Directors strongly believes that this Proposal is in the best interests of the Company and its stockholders. The Board of Directors approved this Proposal on February 4, 2004. If this Proposal is adopted by the stockholders, the Company will file a Certificate of Amendment with the Delaware Secretary of State amending the Company's Certificate of Incorporation in accordance with this Proposal. The text of Article FOURTH, as it is proposed to be amended, is set forth in Exhibit I to this Consent Solicitation Statement.

BACKGROUND.

          Under the Company's Certificate of Incorporation as presently in effect, the Company has 200,000,000 shares of authorized Common Stock. As of the mailing date of this Consent Solicitation Statement 199,806,193 shares of the Company's Common Stock were issued and outstanding. In addition, there are options, warrants, conversion rights and other rights to acquire shares of Common Stock outstanding that are exercisable for an aggregate of 36,825,064 shares of Common Stock, subject to adjustment, which excludes 31,248,016 shares of Common Stock issuable upon the conversion of 2,500 shares of Series D Preferred Stock. Based on the assumption that the Proposal will be approved by June 4, 2004 the number of shares of Common Stock also excludes (i) approximately 33,000,000, shares of Common Stock, as of June 4, 2004, issuable to the holder of the shares of Series C Preferred Stock which have been waived by the holder of the shares of Series C Preferred Stock in the event that this Proposal is approved by such date and (ii) additional shares of Common Stock issuable as a penalty to (A) the Investor, as the holder of the Series D Preferred Stock with respect to 31, 248,016 shares of Common Stock issuable upon the conversion thereof and (B) holders of rights (the "Rights Holders") to receive 8,654,992 shares of Common Stock; accruing at the rate 0.5% to 2% of the number of shares due to such persons commencing August 4, 2004 and every 60 days thereafter until the additional shares are authorized.

         In the event that this Proposal is not approved by the stockholders, then the Company will not be able to meet its obligations to holders of outstanding options, warrants, conversion rights and other rights to acquire shares of Common Stock and may be in default pursuant to such agreements. In addition, if this Proposal is not approved the Company will be unable to issue shares of Common Stock in connection with any additional equity financing, to enter into strategic joint ventures or collaborative business arrangements involving the issuance of Common Stock, or to issue shares of Common Stock in any other transaction. Consequently, the inability of the Company to issue additional shares of Common Stock could have a material adverse effect on the Company, which may cause the Company to curtail or cease operations.

PURPOSE OF THE PROPOSAL.

         The immediate purpose of this Proposal is to make available a sufficient number of shares of Common Stock to permit the Company to honor an exercise or conversion of all existing options, warrants, conversion rights and other rights to acquire shares of Common Stock, including the shares of Series D Preferred Stock. Pursuant to the Investment Agreement with the Investor, the Company will receive $1,000 per share upon the purchase of 2,500 shares of Series D Preferred Stock. The Company's Board of Directors believes that this investment is crucial to the Company. In addition, the authorization of additional shares of Common Stock pursuant to this Proposal will permit the Company to issue additional shares of Common Stock (subject to the approval of the Board of Directors, the Investor and the holder of the Series C Preferred Stock in certain instances through February 4, 2005), without the delay and uncertainty inherent in obtaining future stockholder approval for the authorization of additional shares of Common Stock. The additional shares of Common Stock, together with other authorized and unissued shares, generally would be available for issuance without any requirement for further stockholder approval, unless stockholder action is required by applicable law or by the rules of the stock exchange on which the Company's securities may then be listed.

EFFECT OF CHANGE.

         Decrease in the Potential for Dilution Pursuant to Existing Agreements If this Proposal is approved by the stockholders as contemplated herein, certain obligations of the Company to issue additional shares of Common Stock will be waived or avoided as described below.

         The issuance of approximately 33,000,000 shares of Common Stock, as of June 4, 2004, to the holder of the shares of Series C Preferred Stock has been waived provided that this Proposal is approved by such date. In addition, the issuance of shares Common Stock as a penalty to the holder of the Series D Preferred Stock and the Rights Holders will not accrue if this Proposal is approved by August 4, 2004. However, the Company is obligated to issue such shares of Common Stock in the event that this Proposal is not approved as provided herein. Such issuance of shares of Common Stock in the future will cause significant dilution to the Company's existing stockholders. If this Proposal is approved prior to June 4, 2004, then such shares of Common Stock will not be issuable and no additional dilution to the Company's existing stockholders will occur.

         General

         The Board of Directors would, unless prohibited by applicable law or pursuant to the terms of the Investment Agreement until February 4, 2005, have a limited number of additional shares of Common Stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which stockholders might view as desirable. In addition, since the Company's stockholders have no preemptive rights to purchase additional shares of Common Stock issued, the issuance of such shares could dilute the interests of the current stockholders of the Company.

         The authorization of additional shares of Common Stock will also enable the Company to honor the exercise of warrants to purchase up to 7,395,004 shares of Common Stock, which are exercisable at a price of either $0.12 or $0.18 per share. Under the terms of the warrants, the warrants do not expire until 90 days after the effectiveness of a registration statement covering a resale of the shares of Common Stock underlying the warrants. If the Company has a sufficient number of shares of Common Stock to honor the exercise of such warrants, then the Company will be able to file a registration statement covering a resale of the shares of Common Stock underlying the warrants. Upon the effectiveness of the registration statement the warrants will either be exercised and the Company will receive gross proceeds of up to approximately $1,800,000 or the warrants will expire 90 days after the effectiveness of the registration statement.

         In connection with the Investment Agreement, the Investor was granted a proxy to vote the shares of Series C Preferred Stock, which currently represents the right to vote approximately 39.8% of the Company's voting securities and which the Investor intends to vote in favor this Proposal . As a result of the grant of the proxy the Investor has the ability to exert substantial influence on the Company. Upon the purchase of 1,700 shares of Series D Preferred Stock and the conversion of all of the outstanding shares of Series C Preferred Stock each share of Series D Preferred Stock shall be entitled to 120,000 votes. Therefore, if the Investor purchases 2,500 shares of Series D Preferred Stock the Investor will have the majority of the votes on matters submitted to a vote of the stockholders (assuming no increase in the number of authorized shares in excess of 280,000,000). As a result upon the approval of this Proposal the Investor's ability to control the Company will increase and the Investor will be able to control the outcome of matters submitted to a vote of the stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 280,000,000.

                                 PROPOSAL NO. 2
                   TO RATIFY THE TRANSACTIONS CONTEMPLATED BY
                 THE INVESTMENT AGREEMENT DATED FEBRUARY 4, 2004
                   BY AND BETWEEN THE COMPANY AND THE INVESTOR

INVESTMENT AGREEMENT

         On February 4, 2004, the Company and the Investor entered into an agreement (the "Investment Agreement") pursuant to which the Investor has agreed to purchase 2,500 shares of the Company' s Series D Preferred Stock at a purchase price of $1,000 per share. Under the terms of the Investment Agreement, the Investor purchased 750 shares of Series D Preferred Stock and the Company has the right to deliver a put notice to the Investor to purchase an additional 1,750 shares of Series D Preferred Stock in increments of 200 to 500 shares of Series D Preferred Stock once every 15 days over a period of 12 months. In the event that the Investor has not purchased at least 1,700 shares of Series D Preferred Stock pursuant to put notices from the Company by June 3, 2004, then the Investor shall have the right to purchase the balance of the shares of Series D Preferred Stock until August 2, 2004. Pursuant to the Investment Agreement, until February 5, 2005, the Company cannot take certain significant corporate actions without the prior written consent of the Investor and John Marsala, the holder of 440,000 shares of the Company's Series C Preferred Stock. Pursuant to the Investment Agreement, the Company expanded the size of the Board of Directors to five and the Investor designated Donald Hutton and Douglas Szalasny to serve as members of the Board of Directors.

         SERIES D PREFERRED STOCK

         Commencing February 4, 2005 the shares of Series D Preferred Stock are convertible into shares of Common Stock at conversion prices of $0.04 to $0.20 per share, an aggregate of 31,248,016 shares of Common Stock. However, in the event of the Investor's breach pursuant to the Investment Agreement or the Tri-Party Agreement, as defined below, then the shares of Series D Preferred Stock shall be automatically converted into shares of Common Stock at a conversion price of $0.20 per share. The shares of Series D Preferred Stock shall not be entitled to vote or otherwise participate in any proceeding in which action shall be taken by the stockholders of the Company until such time as the Investor has purchased at least 1,700 shares of Series D Preferred Stock. Upon the purchase of 1,700 shares of Series D Preferred Stock and the conversion of all of the outstanding shares of Series C Preferred Stock each share of Series D Preferred Stock shall be entitled to 120,000 votes.

TRI-PARTY AGREEMENT

         In connection with the Investment Agreement, the Company, the Investor and John Marsala, entered into an agreement (the "Tri-Party Agreement"), pursuant to which Mr. Marsala (i) granted the Investor an irrevocable proxy with respect to 440,000 shares of Series C Preferred Stock for a period of up to 12 months and (ii) agreed to convert 440,000 shares of Series C Preferred Stock into shares of Common Stock upon the Investor purchasing 1,700 shares of Series D Preferred Stock. Under the terms of the Series C Preferred Stock, each share of Series C Preferred Stock is entitled to 300 votes per share. Based upon 199,806,193 shares of Common Stock issued and outstanding, the proxy represents the right to vote approximately 39.8 % of the Company's voting securities. The Investor intends to vote the shares of Series C Preferred Stock in favor this Proposal. As part of the transactions consummated pursuant to the Tri-Party Agreement and the Investment Agreement, the Company and Mr. Marsala entered into an agreement pursuant to which Mr. Marsala waived his rights to certain additional shares of Series C Preferred Stock under the terms and conditions of the Series C Preferred Stock provided that the Company has a sufficient number of authorized shares of Common Stock with respect to all outstanding options, warrants and conversion rights no later than June 3, 2004. Pursuant to the Tri-Party Agreement, in the event that the Company does not have a sufficient number of authorized shares of Common Stock with respect to all outstanding options, warrants and conversion rights by June 3, 2004, then Mr. Marsala has agreed to assign to the Investor 50% of the shares which Mr. Marsala is entitled to receive pursuant to the agreement between Mr. Marsala and the Company.

INFORMATION ABOUT THE INVESTOR

         The funds utilized by the Investor to purchase the 750shares of Series D Preferred Stock were provided by an affiliate of the Investor under common control with the Investor.

                  Gordon Reger, controls the Investor through his indirect ownership and control of the Investor. Gordon Reger and his affiliated group of companies (collectively, the "Reger Group") own or operate a fleet of approximately 575 rail cars that transport construction and demolition ("C&D") material generated from high-cost disposal markets in the Northeastern United States to low-cost landfills located in the Midwest. The Reger Group owns and operates rail-served transfer stations in Connecticut and Massachusetts which handle C&D material. The Reger Group also provides rail disposal services for the largest transfer station in New York City and operates a municipal solid waste landfill in Ohio. Currently, the Reger Group has agreements to purchase additional assets related to its waste handling and rail served transportation business. The Reger Family has been involved in waste handling and transportation for over 30 years and has approximately 100 employees. The Reger Groups' headquarters is located in West Seneca, New York.

         In addition to the waste handling and transportation businesses described above, Mr. Reger has significant investments in commercial and residential real estate in New York, Massachusetts, Rhode Island and Florida.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE TRANSACTIONS CONTEMPLATED BY THE INVESTMENT AGREEMENT DATED FEBRUARY 4, 2004 BY AND BETWEEN THE COMPANY AND THE INVESTOR.



SELECTED FINANCIAL DATA

The following discussion contains forward-looking statements that involve a number of risks and uncertainties. While these statements represent the Company's current judgment in the future direction of the business, such risks and uncertainties could cause actual results to differ materially from any future performance suggested herein. Certain factors that could cause results to differ materially from those projected in the forward-looking statements include the level of freight shipments, competition, future contractual terms with landfill authorities, impact of government regulations, availability of capital to finance growth and general economic conditions.

The following should be read in conjunction with the attached financial statements and notes thereto of the Company.

                         Balance Sheet Data

                                            Years Ending December 31,
                                              2003               2002
                                           ------------      -------------

 Current Assets                            $ 1,316,031       $  1,114,842
 Total Assets                                4,908,625          5,135,486
 Current Liabilities                         6,067,249          6,030,166
 Total Liabilities                           7,868,558          7,783,207
 Working Capital (Deficit)                  (4,751,218)        (4,915,324)
 Stockholders' (Deficit)                    (2,959,933)        (2,667,566)


                                             Operating Data
                                           Years Ending December 31,
                                              2003               2002
                                           ------------      -------------
Operating revenues                         $ 5,623,625       $  5,431,871
Operating expenses                          (4,310,570)        (3,704,561)
Administrative expenses                     (2,203,829)        (1,576,495)
Other income (expense)                          32,171           (182,497)
Minority interest in (income) loss
of subsidiaries                                 19,854            (19,854)
                                           ------------      -------------
Net loss                                   $  (838,758)      $    (51,527)
                                           ============      =============

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

The Company operates a short-line railroad, which transports freight via rail/barges across New York Harbor and a regional trucking company in the business of short-haul freight transportation and landfill management.



Business Strategy-Rail


The Company intends to capitalize on the New York City metropolitan area's need for faster, lower cost services for the movement of freight between New York City and New Jersey. Based upon the implementation of recommendations of studies prepared by the City of New York, Port Authority of NY/NJ and the Army Corps of Engineer reconstruction and expansion of the rail infrastructure is underway and additional projects may be commenced. The studies recommend that a substantial portion of freight which is presently transported by truck be transported by rail. The Company believes that there will be significant opportunity for growth as a result of these projects.

The Company plans to seek opportunities for growth based on New York City's need to find alternative means for the removal of the approximately 26,000 tons of waste that it produces daily. New York City has completed plans for the disposal of its waste. The main impetus for the plans was the closing of New York City's primary landfill, the Fresh Kills Landfill, in March 2001. Although New York City's plan intends for such waste to be shipped to out-of-state landfills, this plan has encountered several roadblocks, including litigation, a fragile highway and bridge infrastructure and resistance from the public. New York City has been soliciting long-term proposals and plans to handle the shipping of waste. The Company's plan is to utilize its services to assist New York City in such plans while addressing the issues and concerns raised by proponents of such plans.

The Company is exploring expanding its services to include providing barge unloading facilities. Management believes that barge unloading services are synergistic with the Company's rail and trucking operations and offer a significant opportunity to increase revenue from new services as well as increase revenue from its existing services.

Based upon these opportunities and the Company's independent development of originating shipments including containerized freight, the Company believes that the Company's rail operations are positioned to attain profitability. However, there can be no assurance that the Company will achieve profitability in the next 12 months, or at all.


Business Strategy - Trucking

The Company's primary strategy to expand the Company's trucking operations is to focus on increasing revenues by providing dispatching services and transloading services in conjunction with the Company's rail operations. The Company's strategy to expand its trucking operations and to meet its future equipment and manpower needs also includes subcontracting with additional companies, leasing equipment directly and acquiring other smaller trucking companies. In 2003, the Company started to also utilize its independent operators and subcontractors to provide dispatching services. These services are provided to assist larger companies which often need trucks and drivers, in times of peak demand, and companies, which do not own fleets or employ drivers. The Company's strategy is to have these companies (which include waste, container and shipping companies) retain JST to provide them with such transportation needs for a fixed rate. Management believes that it can charge premium rates for its dispatching services. The dispatching services provide the Company with the opportunity to fully utilize its own fleet as well as those of its independent operators and contractors.

Recent Accounting Pronouncements

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an Amendment of FASB Statement No. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company does not currently intend to adopt the fair value based method of measuring compensation associated with stock awards and grants. As a consequence of continuing to utilize the intrinsic value method of measuring such compensation, the Company will be required to provide additional disclosures in its quarterly financial statements which will reflect the impact on net income and earnings per share on a pro forma basis as if the Company had applied the fair value method to stock-based employee compensation.

In December 2002, the Emerging Issues Task Force issued a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables" (EITF 00-21). EITF 0-21 mandates how to identify whether goods or services or both are delivered separately in a bundled sales or licensing arrangement should be accounted for as separate units of accounting. The consensus is effective for revenue arrangements entered into in reporting periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a significant effect on the Company's financial position or results of operations.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities," ("FIN 46"). The interpretation provides guidance for determining when a primary beneficiary should consolidate a variable interest entity, or equivalent structure, that functions to support the activities of the primary beneficiary. The interpretation is effective as of the beginning of the first interim or annual reporting period beginning after June 15, 2003, for variable interest entities created before February 1, 2003. The adoption of this statement is not expected to impact the Company's financial position, results of operations or cash flows.

In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial statements.

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002


RESULTS OF OPERATIONS


The components of the Company's operating revenues and expenses by business segment during the year ending December 31, 2003 were:

                                    Railroad             Trucking

         Operating revenues       $ 1,368,832          $ 4,254,793
         Operating expenses           482,960            3,827,610
         Gross profit                 855,872              427,183


The components of the Company's operating revenues and expenses by business segment during the year ending December 31, 2002 were:

                                    Railroad             Trucking

         Operating revenues       $ 1,685,899          $ 3,745,972
         Operating expenses           595,244            3,109,317
         Gross profit               1,090,655              636,655


During the year ended December 31, 2003, the Company had $5,623,625 in revenue compared to $5,431,871 in revenue during the year ended December 31, 2002, an increase of $191,754 or 3.5%. Management believes that the increase is primarily attributable to rail operations' invoicing for contract guarantees and demurrage (car hire charged by the Company to its customers), non-recurring income in connection with the renegotiated contract with Unified of $180,000, non-recurring income in connection with the contract termination with Transload Services, LLC and increased revenue at the Company's trucking operation which added new clients throughout the year. The increase was offset by loss of revenue for the rail operations of approximately $300,000 due to a series of temporary work stoppages due to bridge maintenance. These stoppages totaled approximately 12 weeks and occurred during various times of the year.

Operating expenses for the year ended December 31, 2003 were $4,310,570 compared to $3,704,561 an increase of $606,009 or 16.4% as compared to the year ended December 31, 2002. Operating expenses as a percentage of operating revenues were 76.7% for the year ended December 31, 2003 as compared to 68.2% for year ended December 31, 2002. Management believes that the increase was caused primarily by increased fuel costs and an increase in revenue at JST, which has a lower margin than rail operations.

Administrative expenses increased in the year ended December 31, 2003, by $ 627,334. As a percentage of operating revenues, administrative expenses increased to 39.2% for the year ended December 31, 2003, from 28.5% for the year ended December 31, 2002. Management believes that the increase is primarily attributable to a reserve for bad debts in the amount of $256,236, an increase of $30,000 in the rent for the Greenville Yard, a deferred rent charge of $87,500 and an increase of $116,813 in legal fees as well as, increases in fuel, tug and other transportation costs.

Other income increased by $214,668. The increase is primarily due to the approval of Conrail of a credit for $129,494 for a deferred rental liability from the Company's 1993 lease, a $30,000 reduction of interest expense as a result of lower debt, an increase in the gain on forgiveness of debt and sale of fixed assets in the amount of $86,574, offset by a settlement of an employment agreement of $16,000.

The results of operations for the year ended December 31, 2003 were adversely affected by the temporary loss of the use of the Company's float bridge in Brooklyn due to a series of temporary work stoppages due to bridge maintenance, resulting in loss of revenue for the rail operation of approximately $300,000. The stoppages totaled approximately 12 weeks and occurred during various times throughout the year. In addition, the results of operations were affected by a non-cash accrual for deferred rent in the amount of $88,750, a reserve for bad debts in the amount of $256,236 and substantially higher legal costs which totaled $306,421. These events were partially offset by increased revenue from trucking operations together with non-recurring income from contractual agreements, guarantees and demurrage charges.



LIQUIDITY AND CAPITAL RESOURCES

The Company had net cash provided by operating activities of $ 89,467 during the year ended December 31, 2003 compared to net cash provided by operating activities of $315,203 for the year ended December 31, 2002. The decrease of $225,736 was primarily caused by an increase in net loss, an increase in accounts receivable and gain on forgiveness of debt, which was reduced primarily by increases in the reserve for bad debts, payroll taxes payable, accrued expenses, deferred rent and accounts payables.

The Company had net cash used in investing activities of $133,510, during the year ended December 31, 2003 as compared to net cash used in investing activities of $360,425 for the year ended December 31, 2002. The decrease of $226,915 was the result of a decrease in the purchase of machinery and equipment.

The Company had net cash provided by financing activities of $174,807, during the year ended December 31, 2003 as compared to net cash provided by financing activities of $108,802 for the year ended December 31, 2002. The increase of $66,005 was caused primarily by the sale of common stock for $272,500 during the year ended December 31, 2003.

The Company's working capital deficit on December 31, 2003 decreased by $164,106 from $4,915,324 to $4,751,218 on December 31, 2003.

Total assets of the Company on December 31, 2003 decreased by $226,861 to $4,908,625 from $5,135,486 on December 31, 2002. The decrease was due primarily to deprecation and amortization expense of $558,548 and a bad debt expense that resulted in a reduction of accounts receivable of $256,236. The decreases were offset by approximately $133,000 of fixed asset additions and a $272,500 increase in cash from the October 2003 financing. Current assets increased by $201,189 to $1,316,031 on December 31, 2003 from $1,114,842 on December 31,
2002. The increase in current assets is primarily attributable to an increase in accounts receivable and in cash on hand as a result of a $272,500 increase in cash from the October 2003 financing which was offset by bad debt expense that resulted in a reduction of accounts receivable of $256,236. Other assets were $324,663 on December 31, 2003 as compared to $384,226 on December 31, 2002.

On December 31, 2003, the Company had total liabilities of $7,868,558 as compared to $7,783,207 on December 31, 2002. On December 31, 2003, current liabilities were $6,067,249 as compared to $6,030,166 on December 31, 2002. The Company's working capital on December 31, 2003 decreased by $164,106 to $(4,751,218) from $(4,915,324) on December 31, 2002.


As of December 31, 2003 the Company had the following current liabilities:

           Accounts payable                                 $   675,068

           Accrued expenses                                 $ 3,279,787

           Notes payable and current maturities
           of long-term debt                                $   962,387

           Payroll taxes payable                            $ 1,150,007

Accounts payable include $675,068 of trade payables that are being paid generally in accordance with their terms. The Company reasonably expects to continue to pay these amounts from cash flow from operations.

Accrued expenses include $1,085,090 for accrued real estate taxes payable to New York and New Jersey.

The City of New York has billed the Company in excess of $3,200,000 for property taxes dating back to 1984. The Company claims that the tax assessments are for the most part erroneous because they relate either to real property that the Company had not owned or leased, or to property that is not subject to the real property tax. The Company further claims that New York City taxing authorities have assessed taxes based on flawed valuations, resulting in substantial overcharges. The New York State Board of Equalization and Assessment has proposed significant reductions to these valuations, subject to the approval of the New York City Corporation Counsel. Management expects, but cannot give assurance, that the outstanding liabilities will be settled for a lesser amount. Pending a settlement of the tax arrears, the Company has recorded a liability on its books of $548,700 for these real estate taxes. As of March 31, 2004, the Company is actively attempting to settle this dispute. (See Note H for additional information in regards to this matter.)

The State of New Jersey has assessed the Company approximately $63,000 per year since 1996 for real estate taxes. The Company believes that the proper tax should be approximately $17,000 annually. Pending a settlement, the Company has recorded a liability on its books of $536,390 for these real estate taxes. As of March 31, 2004, the Company is actively attempting to settle this dispute.
(See Note H for additional information in regards to this matter.)

Accrued expenses also include a "Reserve for Legal Contingencies and Other Commitments" of approximately $1,860,000. In accordance with recently issued accounting pronouncements of the FASB, specifically SFAS Statement No. 150, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity the Company has re-classified approximately $300,000 of short-term debt and $1,500,000 of equity to "Reserve for Legal Contingencies and Other Commitments". (See Note I for additional information in regards to this matter.)

Accrued expenses include approximately $331,000 owed for accrued interest on convertible notes. The Company anticipates that most of the accrued interest will be satisfied through the issuance of common shares. However, there can be no assurance that this will occur.

Notes payable and current maturities of long-term debt totaling $962,387 includes $241,178 of current maturities of long-term debt primarily for equipment leases or settlement payments on outstanding debts and is payable over 12 months. It also includes $445,000 of convertible notes. Of these Notes the Company anticipates that $235,000 will be converted into equity. However, there can be no assurance that this will occur. The remaining $210,000 is the subject of a February 2004, settlement agreement. (See Note M -"Subsequent Events" of the Financial Statements for additional information in regards to this matter.)

The Company has an accrual for payroll taxes payable in the amount of $1,150,007. The dispute regarding the payroll taxes stems from 1996 and prior, when the Company was first delinquent in payment of such taxes. The past due taxes then had interest and penalties applied. Subsequently, the Company began paying its payroll tax; however these payments were applied to the past due amounts, causing penalties and interest to be imposed on the current liability. If properly applied only interest would have been charged on the older past due taxes. This misapplication continued until 1998 when the Company was successful in obtaining relief for a portion of this misapplication. The Company received a refund in 1999. The Company believes it is still due a substantial refund for past-misapplied payments and expects that the final settlement will be substantially less than the amount, which it has accrued. As of March 31, 2004, the Company is actively attempting to settle this s dispute. However, there can be no assurance that the Company will achieve a satisfactory settlement.

The lease portion of the 2003 Agreement signed with Conrail (see Part II Item 5 of the 10-QSB for the quarter ended March 31, 2003 and NOTE H - COMMITMENTS -" LEASE COMMITMENT" on Form 10-KSB for year ended December 31, 2002 for further information) provides a 20-year land lease, with a 10-year option, to the Company for the use of Conrail's railroad operating property and water rights in Greenville, New Jersey. Pursuant to the lease, in September 2003, the Company exercised an option to lease an additional five acres in the Greenville Yard. The agreement contains rent concessions early in the lease term and then the base rent is $168,500 annually in 2008. Rent expense under the lease has been recognized on a straight-line basis to account for the rent concessions provided during the lease term, resulting in an $88,750 non-cash deferred rent charge during the year ended December 31, 2003.

Long-term liabilities include a perfected judgment by the Port Authority of New York and New Jersey ("PANYNJ"). In April 2002, the Company entered into an agreement with PANYNJ. Under the agreement the PANYNJ will be paid five percent (5%) of the Company's revenues collected by Norfolk Southern Corporation on behalf of the Company's customers which will be applied against the amount of the judgment. This agreement was extended on October 1, 2003 for an additional year. All payments will be applied to the amounts due PANYNJ by virtue of their judgments. The Company's current liability is estimated to be $345,000 and assumes no interest charges. The term of the repayment agreement is eighteen months. During the term of the agreement the parties intend to continue negotiations on a final settlement. As of March 31, 2004, the Company is actively attempting to settle this dispute. (See Note H of the Financial Statements for additional information in regards to this matter.)

Long-term liabilities include notes payable to related parties totaling $689,700 including interest. These Notes were converted into shares of common stock in February 2004. (See Note M -"Subsequent Events" for additional information in regards to this matter.)

There are administrative remedies available to the Company's creditors including, but not limited to, judgments, liens and levies, which can be placed on the Company's bank accounts. Historically, these remedies have been used by the creditors of the Company and have resulted in additional cash flow hardships for the Company. There can be no assurance that any of these remedies may not be used in the future. Absent resolution of these matters and assuming the agencies, vendors and taxing authorities fully prevail in court proceedings, monetary damages could approximate $6 million, but management currently anticipates that these matters will be resolved at a comparatively lower sum and further believes absent satisfactory resolution it would ultimately prevail in the judicial process. The failure of the Company to achieve satisfactory settlements or prevail with respect to pending or threatened litigation may have a material adverse effect on the Company.

The Company does not have any significant available credit or bank financing, except for lease financing for the Company's trucking operations. However, the Company may qualify for low interest loans through the Federal Rail Administration for short-line railroads and grants from New York and New Jersey State Department of Transportation for capital improvements. Due to historical operating losses, the Company's operations have not been a source of liquidity. Until such time as the Company becomes profitable, the Company's continued operations will depend upon the availability of additional funding. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that the Company will be able to obtain additional funding, if needed, or, if available, on terms satisfactory to the Company. There can be no assurance that the Company's operations will be able to generate sufficient revenues to be profitable. Based on the Company's anticipated operations and assuming the receipt of the financing from the sale of 1,750 shares of Series D Preferred and prevailing in outstanding litigation and/or obtaining satisfactory settlements with its creditors, the Company believes that it will have sufficient financing for the next 12 months. See Note - M "Subsequent Events" for commitment funding entered into in February 2004.

The Company has a working capital deficit and has required additional financing. Until recently (see Note - M "Subsequent Events" the attached Financials Statements for further details), the only source of funds available to the Company has been though issuance of floating rate convertible debentures or by issuing shares in return for services.

In the first quarter of 2003, $223,990 of the Company's convertible notes were exchanged for 5,117,519 shares of common stock and approximately $67,000 of accrued legal fees were converted into 800,000 shares of common stock. During the year ended December 31, 2003 the Company's Chief Financial Officer exercised options to purchase 111,403 shares of common stock at in exchange for $7,500 of accrued compensation. In the fourth quarter of 2003, the Company sold 6,812,500 shares of common stock for $272,500.

In February 2004, convertible notes in the amount of $210,000 plus accrued interest were the subject of a settlement agreement. Notes payable, related parties totaling $689,700 in principal plus accrued interest were converted into 6,890,700 shares of common stock in February 2004. In February 2004, the Company purchased the remaining 49% of the stock of JS Transportation, Inc. in exchange for 4,000,0000 shares of common stock and the return to treasury of 840,000 shares of the Company's common stock.

The Company has options and warrants to purchase an aggregate of 14,855,830 shares of common stock outstanding primarily as a result of past financings. The options and warrants are exercisable at approximately $0.15 per share. In the event that all of the options and warrants are exercised, then the Company would receive gross proceeds of approximately $2,230,000. The Company presently does not have a sufficient number of authorized shares of common stock for the issuance of the shares of common stock upon the exercise of the options and warrants, but intends to authorize additional shares of common stock. (See Note I of the attached Financials Statements for further details.)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
New York Regional Rail
New York, NY

We have audited the accompanying consolidated balance sheet of New York Regional Rail Corporation and Subsidiaries as of December 31, 2003 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New York Regional Rail Corporation and Subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has suffered losses from operations and has a working capital deficiency and an accumulated deficit that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                          Sherb & Co., LLP
                                          Certified Public Accountants
April 19, 2004
New York, New York

               NEW YORK REGIONAL RAIL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                December 31 2003


                                     ASSETS

Current assets
 Cash                                                       $   216,912
 Accounts receivable, net of allowance for doubtful
  accounts of $177,609                                          979,517
 Prepaid expenses and other current assets                      119,602
                                                             ----------
    Total current assets                                      1,316,031

Property and equipment, net                                   3,267,931
                                                             ----------
Other assets                                                    324,663
                                                             ----------
                                                            $ 4,908,625
                                                             ==========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
 Current maturities of long term debt                       $   241,178
 Convertible promissory notes:
  Others                                                        445,000
Other short-term debt:
  Related parties                                                42,000
  Others                                                        234,209
Accounts payable                                                675,068
Accrued expenses                                              3,279,787
Payroll taxes payable                                         1,150,007
                                                             ----------
    Total current liabilities                                 6,067,249

Deferred rent payable                                            88,750

Long term debt                                                1,712,559

Stockholders' deficit:
 Series C Convertible Preferred Stock,
  $.001 par value, 500,000 shares authorized;
  440,000 shares issued and outstanding                         440,000
 Series D Convertible Preferred Stock,
  $.001 par value, 2,500 shares authorized;
  750 shares issued and outstanding                                -
 Common stock, $.0001 par value, 200,000,000 shares
  authorized; 194,944,298shares issued and outstanding           19,494
 Additional paid-in-capital                                  13,425,109
 Accumulated deficit                                        (16,844,536)
                                                             ----------
    Total stockholders' deficit                              (2,959,933)
                                                             ----------
                                                            $ 4,908,625
                                                             ==========




                 See notes to consolidated financial statements.

               NEW YORK REGIONAL RAIL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS





                                                      FOR THE YEAR ENDED
                                                        December 31,
                                                   --------------------------
                                                     2003              2002
                                                  ----------        ----------
Operating revenues                               $ 5,623,625       $ 5,431,871

Operating expenses                                 4,310,570         3,704,561
                                                  ----------        ----------
Gross Profit                                       1,313,055         1,727,310

Legal                                                306,421           189,608
Selling and administrative expenses                1,897,408         1,386,887
                                                  ----------        ----------
Total Administrative Expenses                      2,203,829         1,576,495
                                                  ----------        ----------
Income/ (loss) from operations                      (890,774)          150,815

Other income (expenses):
 Contract settlement                                 (16,000)             -
 Forgiveness of debt and gain on fixed assets        230,720            29,234
 Interest expense, net                              (182,549)         (211,731)
                                                  ----------        ----------
Total other income (expenses)                         32,171          (182,497)
                                                  ----------        ----------
Loss before  minority interest                      (858,603)          (31,682)

Minority interest in (income) loss of subsidiary      19,845           (19,845)
                                                  ----------        ----------
Net loss                                            (838,758)          (51,527)

Deemed preferred stock dividend                       44,000            44,567
                                                  ----------        ----------
Loss applicable to common shareholders           $  (882,758)      $   (96,094)
                                                  ==========        ==========

Loss per share - basic and diluted:              $     (0.00)      $     (0.00)
                                                  ==========        ==========

Weighted average common shares outstanding
     basic and diluted                           188,171,115        180,378,101
                                                 ===========        ===========



                 See notes to consolidated financial statements.

               NEW YORK REGIONAL RAIL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                                  Common Stock       Preferred Series C
                             ---------------------- -------------------      Additional        Accumulated
                                 Shares     Amount    Shares      Amount   Paid-in Capital       Deficit              Total
                              -----------  --------  ---------   --------  ----------------   ---------------    --------------
Balance at December 31 2001   172,066,491 $ 17,207    500,000   $ 500,000    $12,316,425      $ (15,867,950)     $  (3,034,318)

Conversion of debt into
 common stock                   4,619,081      462       -           -           154,601               -               155,063
Common stock issued for
 services                       1,220,033      122       -           -            97,480               -                97,602
Common stock issued for
 settlement of employment
 agreemnet                        165,667       17       -           -            13,236               -                13,253
Conversion of Pfd 'C" into
 common stock                   1,787,310      179    (60,000)    (60,000)        59,821               -                  -
Conversion of dividend into
 common stock                   2,570,789      256       -           -            86,045            (86,301)              -
Common stock issued for
 options                          393,505       39       -           -            35,376               -                35,415
Note cotributed to capital           -         -         -           -            93,196               -                93,196
Treasury stock issued to
 settle debt                         -         -         -           -            23,750               -                23,750
Net loss                             -         -         -           -              -               (51,527)           (51,527)
                              -----------  -------   ---------   --------     ----------       -------------      -------------
Balance at December 31, 2002  182,822,876   18,282    440,000     440,000     12,879,930        (16,005,778)        (2,667,566)

Conversion of debt into
 common stock                   4,397,519      440       -           -           223,551               -               223,991
Common stock issued for
 options                          111,403       11       -           -             7,489               -                 7,500
Common stock issued for
 services                         800,000       80       -           -            42,320               -                42,400
Common stock issued for
 cash                           6,812,500      681       -           -           271,819               -                272,500
Net loss                             -         -         -           -              -              (838,758)           (838,758)
                              -----------  -------   ---------   --------     ----------       -------------      -------------
Balances at Dec 31 2003       194,944,298 $ 19,494    440,000   $ 440,000    $13,425,109      $ (16,844,536)     $   (2,959,933)
                              ===========  =======   =========   ========     ==========       =============      =============


                 See notes to consolidated financial statements.

                          NEW YORK REGIONAL RAIL CORPORATION AND AFFILIATES
                                       STATEMENT OF CASH FLOWS


                                                      FOR THE YEAR ENDED
                                                        December 31,
                                                   --------------------------
                                                     2003              2002
                                                  ----------        ----------
Increase in cash and cash equivalents
 Cash flows from operating activities:
 Net loss                                       $ (838,758)       $   (51,527)
                                                  ---------         ----------
Adjustments to reconcile net loss to net
 cash provided by operating activities:
 Depreciation and amortization                     558,548            596,464
 Non-cash Compensation                              42,400               -
 Bad debt expense (recovery)                       261,836            130,595
 Gain on exchange of fixed assets                     -               (29,234)
 Gain on exchange of forgiveness of debt          (230,720)              -
 Minority Interest in subsidiary earnings          (19,845)            19,845
Changes in operating assets and liabilities:
 Accounts receivable                              (322,511)          (404,973)
 Other current assets                              (82,053)            (7,926)
 Other assets                                       47,936             14,422
 Accounts payable                                  264,688            178,979
 Accrued expenses                                  235,381           (179,117)
 Payroll taxes payable                              83,815            136,740
 Deferred rent                                      88,750            (89,065)
                                                  ---------         ----------
     Total adjustments                             928,225            366,730
                                                  ---------         ----------
Net cash provided by operating activities           89,467            315,203
                                                  ---------         ----------
Cash flows from investing activities:
 Purchase of property and equipment               (133,510)          (360,425)
                                                  ---------         ----------
Net cash used in investing activities             (133,510)          (360,425)
                                                  ---------         ----------
Cash flows from financing activities:
 Payments of long term debt                        (67,507)          (129,632)
 Proceeds from other current debt -
  nonrelated party                                    -                41,409
 Common stock issued for option                       -                33,729
 Common stock issued for cash                      272,500               -
 Proceeds (payments) of current debt -
  related party                                    (30,186)           163,296
                                                  ---------         ----------
Net cash provided by (used in)
 financing activities                              174,807            108,802
                                                  ---------         ----------
Net increase in cash and cash equivalents          130,764             63,580
 Cash at beginning of year                          86,148             22,568
                                                  ---------         ----------
 Cash and cash equivalents at end of period     $  216,912        $    86,148
                                                  =========         ==========






















                 See notes to consolidated financial statements.

NEW YORK REGIONAL RAIL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - NATURE AND ORGANIZATION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

New York Regional Rail Corporation (the "Company"), formerly known as Bestsellers Group, Inc. ("BSLR") was incorporated on April 19, 1994 under the laws of the state of Florida.

In May 1996, BSLR acquired all of the common stock of New York Regional Rail Corporation ("NYRR") pursuant to an Agreement to Exchange Stock dated May 20, 1996 by and between BSLR and the stockholders of NYRR (the "Exchange Agreement"). Under terms of the Exchange Agreement, the stockholders of NYRR exchanged all of outstanding shares of common stock of NYRR for approximately 87,000,000 shares of the Company's common stock, representing 84.57% of the Company's common stock after the transaction. The Company then changed its name to New York Regional Rail Corporation and its state of incorporation to Delaware. The exchange of shares has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of NYRR to which NYRR is treated as the continuing entity.

Description of Business
-----------------------

The Company operates an ICC certified railroad through its majority-owned subsidiary, New York Cross Harbor Railroad Terminal Corporation ("NYCH"). NYCH's business is to transport and deliver rail traffic via barges across New York Harbor and the East River, thus connecting the Long Island Railroad and other lines. In addition, it receives and delivers railcars at certain industrial facilities located on partially owned and partially leased track located in Brooklyn, New York and Jersey City, New Jersey. Another majority-owned subsidiary, CH Proprietary, Inc., formerly CH Partners, Inc. ("CHP") holds title to the railroad, marine and terminal equipment used in the business. At December 31, 2003 the Company owned 93.4% and 94.5% of NYCH and CHP, respectively.

In April 1999, the Company purchased a 51% interest in J.S. Transportation, Inc. ("JST") in exchange for 5,000,000 shares of unregistered common stock and escrowed an additional 1,000,000 shares to settle outstanding JST liabilities. JST, formed in 1998, is a regional trucking company in the business of short-haul freight transportation and landfill management. In 1999, the Company used 160,000 of these shares for liability payments and the balance of 860,000 shares was returned to treasury in February 2004. The acquisition has been accounted for as a purchase and accordingly the acquired assets and liabilities have been recorded at their estimated fair values. In September 2000, JST acquired the assets of MHT, Inc., a small regional trucking company engaged in waste transportation. In February 2004, the Company acquired the remaining 49% interest in JST held by minority shareholders. (See Note - M "Subsequent Events" for further detail.)

In February 2000, the Company purchased a 100% interest in OSK Capital I Corp. ("OSK") in exchange for 480,000 shares of common stock and $18,000 in cash. The acquisition has been accounted for as a purchase and accordingly the acquired assets and liabilities have been recorded at their estimated fair values. The $205,200 excess of purchase price over net assets acquired was recorded as goodwill

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries, NYCH, CHP, JST, and OSK. All inter-company transactions and balances have been eliminated.

Basis of Presentation
---------------------

The Company has a working capital deficiency of $4,751,218 at December 31, 2003, and has incurred significant recurring operating losses which raise substantial doubt about its ability to continue as a going concern without the raising of additional debt and/or equity financing to fund operations. Since February 2004, the Company has received equity financing in the amount of $750,000 and a commitment to purchase 1,750 shares of Series D Preferred Stock at a purchase price of $1,000 per share. Additionally, the Company is continually evaluating its plan to attain profitability; however any results cannot be assured. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Revenue Recognition
-------------------

The Company's railroad operations recognize revenue on the date of the freight delivery to the consignee or the other commercial carrier.

The Company's trucking operations recognize revenue in three ways depending upon the scope of work performed.

                   1) Transportation Services - Revenue is recognized on the
                  date the freight is delivered to the customer consignee.

                   2) Transportation and Landfill Services - Revenue is
                  recognized on a per ton basis, subject to a minimum charge when the freight is delivered to the Company's contracted landfill.

                   3) Landfill Services - Revenue is recognized on a per ton
                  basis when the freight is delivered to one of the Company's contracted landfills. The Company recognizes revenue as earned on the date of freight delivery to the consignee or other commercial carrier or waste to the landfill.


Property and Equipment
----------------------

Property and equipment are stated at cost, less accumulated depreciation. The cost of additions and improvements are capitalized, while maintenance and repairs are charged to expense when incurred.

Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the assets.

                            The estimated depreciable lives are:

                            5 years for machinery and transportation equipment, 20 years for marine assets,
                            10 to 40 years for track and roadbed, and 10 to 20 years for operating equipment.


Concentration of Credit Risk
----------------------------

At December 31, 2003, 16.0% of accounts receivable was concentrated in one customer while 10.2% was concentrated in a second customer. Credit is extended to customers based on an evaluation of each customer's financial condition, generally without requiring collateral or other security. Due to the historical concentration of receivables and relatively small customer base, the Company could be exposed to a large loss if one of its major customers were not able to fulfill its financial obligations.

Minority Interests
------------------

The minority interest accounts representing the investments in NYCH, CHP and JST have been reduced to zero for all periods presented as a result of cumulative operating losses. Accordingly, the portion of the losses that would normally be assigned to the minority interest stockholders' ("excess losses") for NYCH, CHP and JST are recognized by the Company. The Company will recognize 100% of any subsequent profits until such time as the excess losses previously recognized by the Company have been recovered.

Income Taxes
------------

The Company accounts for its income taxes using the liability method, which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss carry forward. Deferred tax expense or benefit is recognized as a result of the changes in the assets and liabilities during the year. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized. At December 31, 2003 a full valuation allowance has been established.

Long-lived Assets
-----------------

In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Company records impairment losses on long-lived assets used in operations, when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

Loss Per Share
--------------

Basic loss per share is computed using the weighted average number of shares of outstanding common stock. Diluted loss per share for the years ended December 31, 2003 and 2002 is based on the weighted average number of common shares outstanding during that period including common stock equivalents. Common stock equivalents are not included in the calculation of diluted earnings per share because such inclusion would have been anti-dilutive. Common stock equivalents consist of stock options, convertible preferred stock, and convertible debt.

Stock-Based Compensation
------------------------

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for the Company's stock at the date of the grant over the amount of an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.


Recent Pronouncements
---------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an Amendment of FASB Statement No. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company does not currently intend to adopt the fair value based method of measuring compensation associated with stock awards and grants. As a consequence of continuing to utilize the intrinsic value method of measuring such compensation, the Company will be required to provide additional disclosures in its quarterly financial statements which will reflect the impact on net income and earnings per share on a pro forma basis as if the Company had applied the fair value method to stock-based employee compensation.

In December 2002, the Emerging Issues Task Force issued a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables" (EITF 00-21). EITF 00-21 mandates how to identify whether goods or services or both are delivered separately in a bundled sales or licensing arrangement should be accounted for as separate units of accounting. The consensus is effective for revenue arrangements entered into in reporting periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a significant effect on the Company's financial position or results of operations.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities," ("FIN 46"). The interpretation provides guidance for determining when a primary beneficiary should consolidate a variable interest entity, or equivalent structure that functions to support the activities of the primary beneficiary. The interpretation is effective as of the beginning of the first interim or annual reporting period beginning after June 15, 2003, for variable interest entities created before February 1, 2003. The adoption of this statement is not expected to impact the Company's financial position, results of operations or cash flows.

In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial statements.

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial statements.


NOTE B -  PROPERTY AND EQUIPMENT

        Property and equipment consists of the following:

        Marine equipment and dock facilities     $2,726,144
        Railroad locomotive cars and equipment      172,898
        Track and related land improvements       1,278,898
        Transportation equipment                  1,628,910
        Other                                       666,501
                                              ---------------
                                                  6,473,351
         Less: Accumulated depreciation           3,205,420
                                             ---------------
                                                 $3,267,931
                                             ===============

Fixed assets include certain railroad operating assets acquired under a Lease and Asset Agreement dated January 20, 1993 between Consolidated Rail Corporation ("Conrail") CRC Properties, Inc., an affiliate of Conrail ("CRCP") and NYCH. Under terms of the agreement, Conrail sold to NYCH for $1.00 all of the assets located on Conrail-owned property in Greenville, New Jersey that NYCH is renting pursuant to a 30-year lease. (See Note H - "COMMITMENTS and Contingencies" for further details). The assets, consisting principally of float bridges, roadbeds and track, and marine mooring cells, were recorded on the Company's books at the $1.00 purchase price. In the event that it cancels or otherwise terminates the lease, the Company will be obligated to remove the assets from the property. Conrail, however, may elect at its sole option to repurchase the assets for $1.00, in which case the Company would be relieved of the removal obligation.

Depreciation expense totaled $ 546,921 and $596,464 for the years ended December 31, 2003 and 2002, respectively.


NOTE C -  OTHER ASSETS

      Other assets consist of the following:

      Deposits                               $  4,484
      Permits and licenses                     45,307
      Goodwill from acquisitions, net         274,872
                                             --------
                                             $324,663
                                             ========


NOTE D -  PAYROLL TAXES PAYABLE

Payroll taxes payable includes overdue federal, state and local taxes, plus estimated penalties and interest. The Company has been current on its federal taxes since October 2002.

NOTE E -  ACCRUED EXPENSES

      Accrued expenses consist of the following:


      Accrued interest                                  $  330,912
      Property taxes - City of New York                    548,700
      Property taxes - New Jersey                          536,390
      Other accrued expenses                             1,863,785
                                                         ---------
      Total                                             $3,279,787
                                                         =========

The Company is involved in a long-standing dispute with the City of New York over property tax assessments dating back to 1984. (See Note H - COMMITMENTS and Contingencies for further details).

New Jersey property tax accruals as of December 31, 2003 cover the periods from 1996 to 2003. The Company has estimated the annual assessment to be $63,000 and has accrued $38,390 in interest. (See Note H - COMMITMENTS and Contingencies for further details).

Accrued other includes Reserves for Contingency Liabilities including potential legal settlements. (See Note -I "Legal Matters")


NOTE F - SHORT-TERM DEBT

       A. Convertible Notes
          -----------------

          Notes payable in the amount of $445,000 bearing interest at 10% per annum are currently in default. The notes are convertible into shares of common stock at the lower of various set conversion prices or at 90% of the average closing price of the common shares for the ten trading days preceding the date of conversion. In the event of conversion, certain of the notes grant the holder an option to purchase from one half to three quarters of an additional share of common stock, at exercise prices ranging from $0.12 to $0.18 per share, for each share acquired in the conversion. These options will expire 90 days from the effective date of a registration statement registering the shares of common stock underlying the options. In February 2004, notes in the original principal amount of $210,000 were the subject of a settlement agreement. (See NOTE- M "Subsequent Events" for further detail.)

      B. Other Current Debt
         ------------------
      Related parties

      Unsecured non-interest bearing advances from the Company's Director Mr. Bridges; due on demand (See Note - M "Subsequent Events" for
      further details.)                        $ 42,000
                                               =========

      Other lenders

      Notes payable - investors; non-interest
      bearing, currently in default            $234,209
                                               =========

NOTE G - LONG-TERM DEBT

Note Payable in the amount of $47,114 of which $35,114 is long-term, payable to the Seafarers Union for dues in arrears; monthly payments of $1,000 due through October 2006. Interest is payable at 5% per annum.

Note Payable in the amount of $48,777 of which $12,777 is long-term, payable to Platinum Funding; monthly payments of $3,000 due through March 2005 and $4,000 final payment in April 2005.

Various leases payable in the amount of $382,755, of which $359,892 is long-term; collateralized by transportation equipment; interest payable at rates between 5% to 18%; monthly payments vary.

Long-term debt also includes estimated accrued interest on settlements of $308,978.

Notes payable, related parties in the totaling $689,700 in principal plus accrued interest. These Notes were converted into shares of common stock in February 2004. (See Note - M "Subsequent Events" for further details.)

Long-term debt also includes deposits held by Company of $7,500 relating to a September 2001 Option Agreement. (See Item 12. "Certain Relationships and Related Transactions.")

Note Payable in the amount of $ 346,598 of which $298,598 is long-term, payable to the Port Authority; bi-monthly payments vary based on 5% revenue collected by Norfolk Southern Corporation. (See Note H - "Commitments and Contingencies".)


        Maturities of long-term debt are as follows:

          Year ending
          December 31,

          2005          1,129,869
          2006             71,114
          2007             48,000
          2008            463,576


NOTE H - COMMITMENTS and Contingencies


        EMPLOYMENT AGREEMENT
        --------------------

On October 1, 2003 the employment agreement with the Company's President, Wayne Eastman, was automatically renewed. This agreement provides for annual compensation of $84,000. In addition, he is eligible for incentive bonuses. The bonus is in the form of cash and stock options. The incentive bonus is based upon performance related to sales increases of NYCH. This agreement is for a period of one year and is renewable for one year upon mutual agreement.

(See Note - M "Subsequent Events" for additional Employment Contracts entered into in 2004.)


        UNION AGREEMENT
        ---------------

On August 1, 2001 the Company entered into a long-term union contract with the Seafarers International Union of North America. The contract expires July 31, 2005, but is automatically renewed for one-year periods unless either party submits 60-day written notification. Under the contract the Company is required to pay health benefits for all its union employees at the rate of approximately $540 per person per month. At December 31, 2003 the Company had five union employees.


        LEASE COMMITMENT
        ----------------

The lease portion of the 2003 Agreement signed with Conrail (see Note B) provides a 20-year land lease, with a 10 year option, to the Company for the use of Conrail's railroad operating property and water rights in Greenville, New Jersey. In September 2003, the Company increased the size of the railroad operating property by exercising an option. As a result the Company now rents approximately 28 acres and its rent increased 25%, from $50,000 to $62,500 for the year ending December 31, 2004. The agreement contains rent concessions early in the lease term then bases at $168,750 annually in 2008.

Rent expense under the lease has been recognized on a straight-line basis to account for the rent concessions provided during the lease term, resulting in an $88,750 deferred rent liability as of December 31, 2003.

Estimated future rents payments utilizing the straight-line basis under this lease as of December 31, 2003 are as follows:

           Year ending
           December 31,

            2004       $  149,605
            2005          149,605
            2006          149,605
            2007          149,605
            2008          149,605
            Thereafter  2,183,225
                        ---------
                       $2,931,250
                       ==========

NYCH leases its Bush Terminal property in Brooklyn, New York from the Economic Development Corporation of New York City on a month-to-month basis at $2,200 per month.

Aggregate rent expense for the year ended December 31, 2003 and 2002 was $145,950 and $26,400, respectively.


        OTHER COMMITMENTS
        -----------------

The City of New York has billed the Company in excess of $3,200,000 for property taxes dating back to 1984. The Company claims that the tax assessments are for the most part erroneous because they relate either to real property that the Company does not own or lease, or to property, which is not subject to the real property tax. The Company further claims that New York City taxing authorities have assessed taxes based on flawed valuations, resulting in substantial overcharges. The New York State Board of Equalization and Assessment has proposed significant reductions to these valuations, subject to the approval of the New York City Corporation Counsel. Preliminary negotiations are underway between the Company's representatives, the New York City Real Estate Tax Assessor, and the Corporation Counsel's office. Pending a settlement of the tax arrears, the Company has recorded a liability on its books of $548,700, representing the tax due on the Bush Terminal property, the only parcel currently used in the rail operations. Management expects, but there can be no assurance, that the outstanding liabilities will be settled for a lesser amount.

The State of New Jersey has assessed the Company approximately $63,000 per year since 1996 for real estate taxes. The Company believes that the assessment is incorrect and the proper tax should be approximately $17,000 annually. Pending a settlement the Company has recorded a liability on its books of approximately $536,390 for these real estate taxes. The Company is working to resolve this dispute. However, there can be no assurance that the Company will be able to do so.


            PORT AUTHORITY
            --------------

In April 2002 and in October 2003, the Company entered into agreements with the Port Authority of New York and New Jersey ("PANYNJ"). Under the agreement the Port Authority will be paid five percent (5%) of the Company's revenues collected by Norfolk Southern Corporation. All payments will be applied to the amounts owed to PANYNJ by virtue of judgments which totaled $442,129. As of December 31, 2003, the balance remaining is estimated to be $347,000 and assumes no interest charges. The current term of the repayment agreement is twelve months. The parties intend to continue negotiations on a final settlement. However, there can be no assurance that the Company will be able to reach a final settlement.


            PLATINUM FUNDING
            ----------------

In September 2002, the Company entered into a settlement agreement with Platinum Funding ("Platinum"), its former factoring agent. Under the agreement Platinum was paid $85,000 upon signing, plus the release of the 300,000 shares of the Company's common stock held in escrow, an additional 250,000 shares of donated treasury stock and $3,000 paid monthly for 33 months with a final payment of $4,000 in April 2005. The Company is current on all payments under this settlement.


NOTE I -  LEGAL MATTERS

A) The City of New York v. New York Cross Harbor Railroad Terminal Corp., Robert
R. Crawford and New York Regional Rail Corporation". United States District Court Southern District of New York, bearing Case No. 98 Civ. 7227. Action commenced November 19, 1998. The City makes allegations in this case that Robert Crawford, the Company's former President, and the Company are required to indemnify the City for its cost of removal and cleanup of certain hazardous substances and petroleum at the Company's Bush Terminal facility. The suit alleges that certain parties were instructed by the Company to dispose of hazardous and toxic materials in an illegal manner. The plaintiff is seeking recovery of approximately $850,000, which it claims to have spent on the investigation and cleanup of the alleged disposal, as well as all future investigation and cleanup costs, and the cost of this litigation. The lawsuit is presently in mediation. No provision has been made in the financial statements related to this matter.

B) On November 2, 2001, NYCEDC filed an adverse abandonment petition with the Surface Transportation Board (the "STB") against the Company's rail subsidiary NYCH. NYCEDC acting on behalf of the City of New York seeks to remove NYCH, from the Bush Terminal Yard in Brooklyn, New York. The reasons stated within the City's STB filing are (i) the Company's financial condition, specifically that it has had late fees on rent since 1995 of over $20,000,(ii) the alleged dumping of pesticides and oil on the Bush Terminal property by Robert Crawford, which is the subject of ongoing litigation and (iii) ongoing failure to install a properly working sprinkler system at the Bush Terminal office building. On May 9, 2003, the STB granted the request of the City of New York's Economic Development Corporation for adverse abandonment. On August 27, 2003, NYCH petitioned for a stay pending judicial review of the STB's decision for abandonment which was granted by the STB. In its decision the STB stated,

         "A stay would also preserve the status quo for NYCH and the affected shippers during the pendency of judicial review proceedings, thereby avoiding any disruption to their current operations that would be needless if the Board's decision were not to withstand judicial review. Nor would a stay irreparably harm the City. The City, while eager to remove NYCH from the tracks and facilities as soon as possible, should also have an interest in an orderly process and in avoiding the difficult-to-remedy situation that could result if the Board's decision is later overturned by a reviewing court. Furthermore, during this period, the parties may be able to reach agreement resolving some of their differences, most notably, access for NYCH to the 65th Street floatbridge facility."

In September 2003, the Company filed an appeal of the STB's May 9, 2003 decision in Federal Court. As of March 31, 2004, the matter has been set for a mediation conference expected to be held during the second quarter of 2004 and normal operations continue at Bush Terminal in Brooklyn.

C) Fraser, McIntyre and Spartz v NYCH. Supreme Court of the State of New York, County of Kings, Index No. 45966/99 action commenced November 23, 1999. This lawsuit was filed by three persons alleging ownership in NYCH. One of the individuals, Stephen H. Fraser is a shareholder of NYCH. The other two individuals sold their interest to Robert R. Crawford in 1993. These two individuals claim that Mr. Crawford did not pay them. They allege that NYCH has guaranteed the performance of Mr. Crawford. The plaintiffs are seeking the restoration of their equitable interest in NYCH and unspecified monetary damages to be determined by the court. The term "restoration of their equitable interest" is the exact wording used in the "claim for relief" section of the complaint. The term is not defined within the complaint. The Company intends to vigorously defend this action. The Company has satisfied its retained portion of the costs of this litigation, any additional litigation costs will be borne by the Company's insurance carrier.

D) Ben-Ami Friedman v NYCH, CH Partners, a Limited Partnership. Supreme Court, New York County Index No. 602932/96. The plaintiff alleges breach of employment agreements in 1990, 1991 and 1994 and is seeking $261,390. Depositions have yet to be scheduled. The Company intends to vigorously defend this action. The ultimate resolution of this matter is not ascertainable at this time. Mediation and/or trial are presently scheduled for May 7, 2004. No provision has been made in the financial statements related to this matter.

E) Crawford v New York Regional Rail Corporation, Supreme Court of the State of New York, County of Kings, Index No. 27431/03, commenced July 24, 2003. The plaintiff alleges amounts owing of approximately $314,000 and 10,000,000 shares of common stock. The plaintiff sought summary judgment for the amounts allegedly owed on promissory notes. The Company moved to disqualify the plaintiffs' attorney, Lawrence Lonergan, for conflict of interest. Mr. Lonergan was a partner in the firm that served as the Company's primary legal counsel prior to August 1999. On January 13, 2004, judgment was entered in favor of the Company, denying the plaintiffs' claim for summary judgment on the amounts allegedly owed on the promissory notes. In addition, the Company's motion was granted to disqualify Mr. Lonergan on the grounds of his conflict of interest. The Company has asserted counterclaims and independent claims against Robert Crawford, Arline Crawford, Bruce Crawford and Citrus Springs Trust, beneficially owned by the Crawford family and others, for, among other things, alleged theft of corporate assets, including an equity interest in North American Software Associates and alleged fraud in the issuance of more than 24,000,000 shares of common stock to Robert Crawford, Arline Crawford, Bruce Crawford and Citrus Springs Trust. The Company does not anticipate that there will be any adverse material effects on its financial statement as a result of this matter.

F) New York Cross Harbor Railroad Terminal Corp. v Jersey City, Federal District Court, Index No. 02-cv-1884 and Jersey City Health Division v New York Cross Harbor Terminal Corp., Superior Court of New Jersey. These two related matters concern the Company's intermodal operations in Jersey City and the recent land filling and leveling activities. Jersey City seeks an injunction alleging a public nuisance and violations of certain environmental statutes including the New Jersey Solid Waste Management Act. Both matters continue to be litigated with NYCH vigorously defending the affirmative claims of Jersey City and in pursuing counterclaims for various causes of action. The Company has stipulated in the suit that it has not illegally dumped hazardous waste and the results of all soil samples taken by Jersey City and the Company, while supervised by the NJ DEP have validated this contention. At the suggestion of the magistrate hearing the main case, the Company and Jersey City have begun settlement discussions. As of March 31, 2004, no settlement has been reached. If unsuccessful in these discussions, the Company intends to vigorously defend this action and believes it will be exonerated of all charges. NYCH's attorneys are of the position that the claims of Jersey City are without merit and believes there is a significant likelihood of success in these matters.

G) Ameril Corp. v New York Regional Rail Corporation, bearing Case No. 03-02254 CA 04, 11th Judicial Circuit, Dale County, Florida. In this case the plaintiff alleges that it is owed $338,983 plus interest by virtue of three promissory notes from 1995. The Company will contest these allegations as it has never received the funds and additionally that Florida's statute of limitations is five years. The Company intends to vigorously defend itself in this action. Discovery is underway. The Company has moved to dismiss the complaint and is waiting the scheduling of a hearing on the motion to dismiss. The ultimate resolution of this matter is not ascertainable at this time.

H) The Company is also a party to routine claims and suits brought against it in the ordinary course of business. Some of these matters are covered by insurance. In the opinion of management, the outcome of these claims is not expected to have a material adverse effect on the Company's business, financial condition, or results of operations.


NOTE J -  CAPITAL TRANSACTIONS

        PREFERRED STOCK

In December 1999, the Board of Directors designated 500,000 shares of the Company's blank check preferred stock as Series C Preferred Stock. The shares of Series C Preferred Stock provide for an annual dividend of $0.10 per share. Dividends which are not paid are cumulative at a rate 10% per annum. Upon liquidation or dissolution, each share of Series C Preferred Stock is entitled to a distribution of $1.20 plus unpaid dividends prior to any distribution to the Company's common stockholders. Each share of Series C Preferred Stock is entitled to 300 votes on any matter submitted to a vote of the stockholders. Each share of Series C Preferred Stock and the accrued dividends thereon are convertible into shares of common stock in an amount equal to the greater of (i) for each $1.00 of the face amount of each share of Series C Preferred Stock and the accrued dividends thereon, 12.82 shares of common stock or (ii) the quotient of the face amount of a share of Seri es C Preferred Stock or each $1.00 of accrued dividends thereon and 90% of the five day average closing price of the Company's common stock. For each share of common stock received upon conversion of shares of Series C Preferred Stock, the holder is entitled to a warrant to purchase 1.042 shares of the Company's common stock at an exercise price $0.12 per share.

In June 2000, 500,000 shares of Series C Preferred Stock were issued to John Marsala in exchange for $500,000 in delinquent notes. On February 21, 2002, $60,000 face value of Series C Preferred Stock plus accrued dividends of $86,301 were converted into 4,358,099 shares of common stock. Upon conversion the holder received a warrant to purchase an additional 4,555,085 shares of common stock at an exercise price of $0.12 per share.

In December 2003, accrued dividends on the Series C Preferred Stock in the amount of $118,131 were converted into 2,050,887 shares of common stock. Upon conversion the holder received a warrant to purchase an additional 2,828,968 shares at an exercise price of $0.12 per share.

In February 2004, the Board of Directors designated 2,500 shares of preferred stock as Series D Preferred Stock. The shares of Series D Preferred Stock have no annual dividend. Upon liquidation or dissolution, each share of Series D Preferred Stock is entitled to a distribution of 110% of the face amount. Each share of Series D Preferred Stock is entitled to 120,000 votes on any matter submitted to a vote of the stockholders provided that at least 1,700 shares of Series D Preferred Stock have been issued and there are no shares of Series C Preferred Stock outstanding. The shares can convert into the shares of common stock under various terms. (See Note - M "Subsequent Events" and the Company's 8-K filed February 19, 2004 for further details.) As of March 31, 2004, 750 shares of Series D Preferred Stock have been issued.

        COMMON STOCK
        ------------

In December 2003, accrued dividends on 440,000 shares of Series C Preferred Stock totaling $118,131 were converted into 2,050,887 shares of common stock. Upon conversion the holder of the shares of Series C Preferred Stock received a warrant to purchase an additional 2,828,968 shares of common stock at an exercise price of $0.12 per share.

On December 15, 2003, the Company's chief financial officer exercised warrants to purchase 26,411 shares of common stock, which were granted in accordance with the terms of his employment agreement. The warrant exercise prices ranged from $.0495 per share to $0.066 per share. The warrants were exercised through the use of $1,500 of accrued consulting fees.

Between October 20, 2003 and November 12, 2003 the Company sold 6,187,500 shares of common stock for an aggregate of $247,500, to 10 unrelated third parties.

On October 28, 2003 the Company sold 625,000 shares of common stock for $25,000 to a director of the Company.

On September 30, 2003, the Company's chief financial officer exercised warrants to purchase 21,898 shares of common stock, which were granted in accordance with the terms of his employment agreement. The warrant exercise prices ranged from $.057 per share to $0.077 per share. The warrants were exercised through the use of $1,500 of accrued consulting fees.

On June 30, 2003, the Company's chief financial officer exercised warrants to purchase 19,869 shares of common stock, which were granted in accordance with the terms of his employment agreement. The warrant exercise prices ranged from $0.052 per share to $0.077 per share. The warrants were exercised through the use of $1,500 of accrued consulting fees.

On March 31, 2003, the Company's chief financial officer exercised warrants to purchase 43,225 shares of common stock, which were granted in accordance with the terms of his employment agreement. The warrant exercise prices ranged from $0.066 per share to $0.088 per share. The warrants were exercised through the use of $3,000 of accrued consulting fees.

On March 29, 2003, three unrelated third parties converted $15,587 of principal and interest into 311,745 shares of common stock at a conversion price of $.05 per share, the closing price of the common stock on such date.

On March 29, 2003, a principal stockholder converted $187,146 of principal and interest into 3,742,914 shares of common stock at a conversion price of $.05 per share, the closing price of the common stock on such date.

On March 7, 2003, approximately $67,000 of accrued legal fees was converted into 800,000 shares of common stock, on such date the closing price of the common stock was $.053.

In March 2003, the Company issued the remaining 333,334 shares to W. Robert Bentley in accordance with the terms of his 2000 settlement agreement with the Company.

On February 7, 2003, two unrelated third parties converted $21,257 of principal and interest into 342,860 shares of common stock at a conversion price of $.062 per share, the closing price of the common stock on such date.

In September 2002, the Company received donated treasury stock of 250,000 shares of common stock, which was then reissued in settlement of the Platinum Funding lawsuit. (See Note I of the Financial Statements for further information.)

In September 2002, convertible notes in the principal amount of $33,729 plus the accrued interest thereon was converted into 393,505 shares of common stock at a conversion price of $.09 per shares, the closing price of the common stock on such date.

On June 30, 2002, approximately $146,000 of accrued legal fees was converted into 1,220,033 shares of common stock valued at $97,602 the fair value of the stock on the date of issuance.

On June 30, 2002, 165,667 shares of common stock were issued to Tad Mahoney, a former officer of the Company, in accordance with the terms of his employment and settlement agreements.

On February 21, 2002, convertible notes in the principal amount of $18,733 plus the accrued interest thereon were converted into 655,741 shares of common stock; upon conversion the holder received an option to purchase an additional 685,381 shares at an exercise price of $0.12 per share.

On February 21, 2002, convertible notes in the principal amount of $105,000 plus the accrued interest thereon were converted into 3,963,340 shares of common stock; upon conversion the holders received an option to purchase an additional 1,981,671 shares at an exercise price of $0.18 per share.

On February 21, 2002, shares of Series C Preferred Stock in the face amount of $60,000 and accrued dividends in the amount of $86,301 were converted into 4,358,099 shares of common stock. Upon conversion the holder received a warrant to purchase an additional 4,555,085 shares at an exercise price of $0.12 per share.

        COMMON STOCK OPTIONS
        --------------------

The Company's 1999 Stock Option Plan (the "Plan") provides for granting to the Company's employees, directors and consultants, qualified incentive and nonqualified options to purchase common shares of stock. The plan provides options exercisable for a maximum of 4,000,000 shares of common stock to be granted. Both incentive and nonqualified stock options may be granted under the Plan. The exercise price of options granted pursuant to this plan is determined by a committee but may not be less than 100% of the fair market value on the day of grant. The term of each option is fixed by the committee; provided, however, that the term of an Incentive Stock Option shall not exceed ten years from the date of grant.

For holders of 10% or more of the combined voting power of all classes of the Company's capital stock, options may not be granted at an exercise price of less than 110% of the fair value of the common stock at the date of grant and the term of the option may not exceed five years from the date of grant.

During 2003, the Company granted options to purchase 120,000 shares of common stock to the Chief Financial Officer of the Company. The options are exercisable at per share prices ranging from $.0495 to $.088, which in each case was 110% of the fair market value of the common stock on the date of grant. During 2003, the Company also granted options to purchase 41,955 shares of common stock to the President of the Company. The options are exercisable at $0.055 per share, which was 100% of the fair market value of the common stock on the date of grant. Accordingly, under APB 25, no compensation expense was recognized. These options vest immediately from the date of grant.

During 2002, the Company granted options to purchase 30,000 shares of common stock to the Chief Financial Officer of the Company. The options are exercisable at per share prices ranging from $.066 to $.088 per share, which in each case was 110% of the fair market value of the common stock on the date of grant. Accordingly, under APB 25, no compensation expense was recognized. These options vest immediately from the date of grant.


        Stock option activity for the years ended December 31, 2003 and 2002 is summarized as follows:

                                          Number of     Weighted average
                                           shares        exercise price
                                          --------      ----------------
   Outstanding at December 31, 2001      10,268,433          $0.17
              Granted                     7,222,136           0.14
              Exercised                       -               0.00
              Canceled                    (461,367)           0.14
                                         -----------          ----
  Outstanding at December 31, 2002       17,029,202           0.16
              Granted                     2,990,923           0.12
              Exercised                  (4,547,519)          0.05
              Canceled                     (616,776)          0.16
                                         -----------          ----
  Outstanding at December 31, 2003       14,855,830           0.15
                                         ==========          =====


               The following table summarizes the Company's stock options outstanding at December 31, 2003:

                    Options outstanding                   Options exercisable
                   -----------------------                -------------------
                                 Weighted     Weighted                  Weighted
                                  average     average                   average
    Range of                     remaining    exercise                  exercise
 exercise price      Number        life (1)    price        Number       price
----------------    ---------    ----------   --------    ----------    -------

     $ 0.05             8,597         1        $ 0.05         8,597     $  0.05
       0.06            71,955         1        $ 0.06        71,955     $  0.06
       0.07            10,000         1        $ 0.07        10,000     $  0.07
       0.12         9,183,853         1        $ 0.12     9,031,764     $  0.12
       0.18         3,895,511         1        $ 0.18     3,895,511     $  0.18
       0.20         1,198,704         1        $ 0.20     1,198,704     $  0.20
       0.25           287,360         1        $ 0.25       287,360     $  0.25
       0.60           209,850         1        $ 0.60       209,850     $  0.60
                   -----------                 ------     ----------    --------
                   14,855,830                  $ 0.15    14,855,830     $  0.15
                   ===========                 ======    ==========     ========

(1) The Company used the "Weighted average remaining life" of one year for purposes of this table, however the terms for the expiration of the majority of the options is 90 days after the effective date of a registration statement of the shares of common stock underlying the options.

The Company applies APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock options. As a result no compensation expense has been recognized for employee and director stock options. Had the Company determined compensation cost based on the fair value on the date of grant for its stock options under SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss would have increased from the amount reported by $1,524 in 2003 and there would have been no change in 2002.

NOTE K -    INCOME TAXES

The Company has not recorded any provision for federal and state income taxes through December 31, 2003. The actual tax expense for 2003 and 2002 differs from "expected" tax expense (computed by applying the statutory U.S. federal corporate tax rate of 34% to income before income taxes) as follows:

                                                     2003        2002

                Computed "expected" tax benefit    $(285,000)  $(17,000)
                State income tax benefit, net of
                 federal income tax benefit          (49,000)   ( 3,000)
                Change in valuation allowance
                 for deferred tax assets allocated
                 to income tax expense               334,000     20,000
                                                    ---------   ---------
                                                   $     -     $    -
                                                    =========   =========


The sources and tax effects of temporary differences giving rise to the Company's deferred tax assets (liabilities) at December 31, 2003 are as follows:

                  Net operating losses                     $ 4,065,800

                  Valuation allowance                       (4,065,800)
                                                          -------------
                  Total deferred tax asset                 $     -
                                                          =============

As a result of significant pretax losses, management cannot conclude that it is more likely than not that the deferred tax asset will be realized. Accordingly, a valuation allowance has been established against the total net deferred tax asset for all periods presented. The Company has net operating losses of approximately $10,700,000 available to offset future taxable income. The losses expire at various dates ranging between 2004 and 2020. Utilization of these losses may be limited based on IRS and state change-of-ownership rules.

The Company and its subsidiaries file separate federal and state income tax returns.

NOTE L -    SEGMENT INFORMATION

The following information is presented in accordance with SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information", which was adopted by the Company during 1999.

NYCH operates in the transportation and delivery of rail traffic via barges segment. During 1999 the Company acquired a 51% interest in JST which operates in the regional trucking business of short-haul freight transportation and landfill management segment. In February 2004, the Company acquired the remaining 49% interest in JST held by minority shareholders. (See Note - M "Subsequent Events" for further detail.)

The Company's reportable segments are strategic business units that offer different services. They are managed separately because each business requires different technology and marketing strategies.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

The following tables provide summarized information concerning the Company's reportable segments.


                                     Railroad         Trucking
                                    Operations       Operations       Total
                                  ---------------    ------------  ------------

Year ended December 31, 2003

  Operating revenues               $    1,368,832   $   4,254,793  $ 5,753,119

  Gross profit                            885,872         427,183    1,442,549

  Segment (loss)                         (651,385)       (187,373)    (838,758)

  Interest expense                         97,579          84,970      182,549

  Depreciation and                        243,493         315,055      558,548
   amortization


Year ended December 31, 2002

  Operating revenues               $  1,685,899      $ 3,745,972   $ 5,431,871

  Gross profit                        1,090,655          636,655     1,727,310

  Segment (loss)                       (126,231)          74,704       (51,527)

  Interest expense                      109,498          102,233       211,731

  Depreciation and                      288,886          307,578       596,464
   amortization


       MAJOR CUSTOMER

As of December 31, 2003, sales to the following customers accounted for more than 10% of the Company's revenues from operations.

                                                      Year ended December 31,
                                                      -----------------------

                                                          2003       2002
                                                          ------    ------
                   Transload Services                      10%        10%
                   Unified Services/CLT                    46%        45%


NOTE M -    SUBSEQUENT EVENTS

In February 2004, Convertible Notes in the amount of $210,000 plus accrued interest were settled at a discount.

On February 4, 2004, the Company entered into an employment agreement with Donald Hutton. The agreement provides for annual compensation of $115,000 plus other benefits. In addition, he is eligible for incentive bonuses.

In January 2004, the Company entered into an employment agreement with Joel Marcus, the Company's chief financial officer. The agreement provides for compensation of $1,500 per month. In addition Mr. Marcus received 250,000 shares of common stock In February 2004, the Mr. Marcus exercised the remaining 38,597 options granted in accordance with the terms of his employment agreement. The exercise prices ranged from $.0495 per share to $0.074 per share. Mr. Marcus exercised these warrants using $2,384 of accrued consulting fees.

Notes payable, related parties totaling $689,700 in principal plus accrued interest were converted into 6,890,700 shares of common stock in February 2004.

Notes payable, related parties totaling $42,000 in principal plus accrued interest were converted into 420,000 shares of common stock in February 2004.

In February 2004, the Company purchased the remaining 49% of the stock of JS Transportation, Inc. in exchange for 4,000,0000 shares of common stock and the return to treasury of 840,000 shares of the Company's common stock.

Pursuant to an agreement dated February 4, 2004 Transit Rail, LLC purchased 750 shares of Series D Preferred Stock at a purchase price of $1,000 per share and agreed to purchase up to 1,750 additional shares of Series D Preferred Stock. In connection with the transaction Transit Rail LLC received a proxy from the holder of the shares of Series C Preferred Stock granting it the right to vote approximately 39.8% of the Company's voting securities. Upon the purchase of 1,700 shares of Series D Preferred Stock and the conversion of all of the outstanding shares of Series C Preferred Stock each share of Series D Preferred Stock shall be entitled to 120,000 votes, which would represent 50.5% of the Company's voting securities based upon the number of shares of common stock presently outstanding. Gordon Reger controls Transit Rail, LLC. Reger Enterprises, LLC, an affiliate of Transit Rail LLC, holds an option to develop a two and one-half acre site at the Company's Bush Terminal Facility which it may exercise if the Company's lease dispute with the City of New York is settled and the City of New York approves the contemplated use of the site. The use and transportation fees payable to the Company, if the option is exercised, will be established at fair market value and subject to approval of the majority of the Company's disinterested directors.

See Form 8-K "Items 1, 5, and 7. CHANGES IN CONTROL OF REGISTRANT, OTHER EVENTS AND REGULATION FD DISCLOSURE and FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS", respectively filed February 19, 2004, with date of report February 4, 2004, incorporated by reference.

NOTE N -    RELATED PARTY TRANSACTIONS

In September 2002, John Marsala, the holder of 440,000 shares of Series C Preferred Stock, contributed 250,000 shares of common stock, which was reissued by the Company in settlement of the Platinum Funding lawsuit. (See Note I of the Financial Statements for the year ended December 31, 2002 for further information.) On February 21, 2002, convertible notes in the principal amount of $18,733 and the accrued interest thereon were converted by Mr. Marsala into 655,741 shares of common stock and options to purchase 685,381 shares of common stock at an exercise price of $0.12 per share. On February 21, 2002, Mr. Marsala converted shares of Series C Preferred Stock in the face amount of $60,000 plus accrued dividends thereon in the amount of $86,000 into 4,358,099 shares of common stock and an option to purchase 4,555,085 shares of common stock at an exercise price of $0.12 per share. Mr. Marsala has guaranteed lease obligations of the Company to Citibank and All Points Capital with outstanding amounts of $37,000 and $18,000, respectively, as of December 31, 2003. In December 2003, accrued dividends on 440,000 shares of Series C Preferred Stock held by Mr. Marsala totaling $118,131 were converted into 2,050,887 shares of common stock and a warrant to purchase an additional 2,828,968 shares of common stock at an exercise price of $0.12 per share.

In February 2004 in connection with the transaction with Transit Rail, LLC, the Company, Transit Rail, LLC and John Marsala entered into an agreement (the "Tri-Party Agreement"), pursuant to which Mr. Marsala (i) granted Transit Rail an irrevocable proxy with respect to 440,000 shares of Series C Preferred Stock for a period of up to 12 months and (ii) agreed to convert 440,000 shares of Series C Preferred Stock into shares of common stock upon Transit Rail purchasing 1,700 shares of Series D Preferred Stock. Under the terms of the Series C Preferred Stock, each share of Series C Preferred Stock is entitled to 300 votes per share. Based upon the shares of common stock issued and outstanding, the proxy represents the right to vote approximately 39.8 % of the Company's voting securities. As part of such transactions, the Company and Mr. Marsala entered into an agreement pursuant to which Mr. Marsala agreed to waive his rights to certain additional shares of Series C Preferred Stock under the terms and conditions of the Series C Preferred Stock provided that the Company has a sufficient number of authorized shares of common stock with respect to all outstanding options, warrants and conversion rights no later than June 3, 2004. Pursuant to the Tri-Party Agreement, in the event that the Company does not have a sufficient number of authorized shares of common stock with respect to all outstanding options, warrants and conversion rights by June 3, 2004, then Mr. Marsala has agreed to assign to Transit Rail 50% of the shares which Mr. Marsala is entitled to receive pursuant to the agreement between Mr. Marsala and the Company.

In February 2004, promissory notes and accrued interest in the amount of $689,700 were converted into 6,890,700 shares of common stock, of which John Marsala held $225,600 and converted into 2,250,600 shares of common stock. In February 2004, the Company purchased the remaining 49% of the capital stock of JS Transportation, Inc. in exchange for 4,000,0000 shares of common stock, of which for 9% of JST held by John Marsala he received 734,694 shares of common stock.

From December 2001 through October 2002, Ronald Bridges (a director and the Company's President and chief executive officer at such times, and currently a director) made short-term loans to the Company. Of such loans and other obligations to Mr. Bridges, $42,000 was outstanding as of December 31, 2003 and converted into 420,000 shares of common stock in February 2004. In November 2001, the Company purchased a tractor for $44,000. Mr. Bridges then loaned the Company $48,000, which was utilized for the purchase of the tractor and such amount was payable in eight equal monthly installments. After the Company made payments in the amount of $15,000, the Company failed to meet its current obligations to Mr. Bridges and transferred the tractor to Mr. Bridges in exchange for the cancellation of the outstanding loan balance. The Company then leased the tractor from Mr. Bridges at the rate of $2,200 per month. For the year ended December 31, 2003, the Company paid $6,600 in connection with the lease and in December 31, 2003, the Company paid an additional $28,000 to Blue Ribbon Group, an affiliate of Mr. Bridges for the leasing of equipment. In November 2001, the Company purchased two trailers for a purchase price $40,000. Mr. Bridges loaned the Company $40,000 for the purchase which was repaid over a period of 14 months ending in August 2002. In October 2003 Mr. Bridges purchased 625,000 shares of common stock for an aggregate purchase price of $25,000.

In September 2002 the Company granted an option to National Transportation Services, LLC ("NTS"), an unaffiliated third party to lease five acres at the Company's Greenville Yard in New Jersey. Pursuant to the option, the Company was to be guaranteed a minimum of eight rail cars a day at a cost of $500 per rail car. NTS was obligated to install the track and equipment on the property and was receive to receive a credit of $50 per rail car until NTS recouped its costs. The option was for a term of 24 months and provided for payments of $3,000 per month. Upon NTS' failure to make the payments pursuant to the option, the option was cancelled. Mr. Bridges became a principal of NTS in March 2003 and the Company granted an option to NTS to lease five acres at the Company's Greenville Yard in New Jersey. NTS intends to use the facility for the intermodal transfer of municipal solid waste with the Company's rail operations. The term of the option is 24 months and the option payments are $2,500 per month. The term of the lease will be 20 years and NTS will guarantee the Company a minimum of eight rail cars a day at a cost of $350 to $450 per rail car. NTS is obligated to install the track and equipment on the property and will receive a credit of $80 per rail car until NTS has recouped its costs.

On May 1, 2001, the Company the Company entered into an agreement with Construction and Marine Equipment ("CME"), which became an affiliate of Ronald Bridges in the first half of 2003, to provide loading and unloading of intermodal containers of railcars at the Greenville Yard in Jersey City, New Jersey. The term of the agreement is through April 30, 2006. Pursuant to the agreement, the Company has guaranteed CME a minimum of 540 rail cars per annum at a cost of $325-375 per car. CME directly bills customers for its services.

Since October 2003, Consolidated Logistics and Transportation, Inc., an affiliate of Ronald Bridges, provides brokerage services to the Company and leases equipment to the Company at competitive rates. During the year ended December 31, 2003, the Company paid Consolidated Logistics and Transportation, Inc. $40,000 in connection with the brokerage services and leasing of equipment. For the year ended December 31, 2003, Consolidated Logistics and Transportation, Inc. paid the Company $507,000 for trucking services and the Company had an account receivable from Consolidated Logistics and Transportation, Inc. for $95,000 with respect to trucking revenues.

Reger Enterprises, LLC, an affiliate of Transit Rail LLC, holds an option to develop a two and one-half acre site at the Company's Bush Terminal Facility which it may exercise if the Company's lease dispute with the City of New York is settled and the City of New York approves the contemplated use of the site. The use and transportation fees payable to the Company, if the option is exercised, will be established at fair market value and subject to approval of the majority of the Company's disinterested directors.

                                OTHER INFORMATION

     You can obtain additional information regarding the Company on the EDGAR website maintained by the SEC at www.sec.gov; or by writing to or calling the Company's Secretary at NEW YORK REGIONAL RAIL CORPORATION, 4302 First Avenue Brooklyn, New York 11232 tel. (718) 788-3690. The information in the Company's Current Report on Form 8-K filed on February 19, 2004, which includes as exhibits among other things, copies of the Investment Agreement, the proxy granted to the Investor and the Tri-Party Agreement, is incorporated by reference into this Consent Solicitation Statement.

     Any statement contained in a document deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.



                                          By order of the Board

                                          Joel Marcus
                                          Secretary

Brooklyn, New York
_____________, 2004

                                    EXHIBITS


EXHIBIT I           Amendment to Certificate of Incorporation

                                                                      EXHIBIT I

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NEW YORK REGIONAL RAIL CORPORATION


         NEW YORK REGIONAL RAIL CORPORATION (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, does hereby certify:


1.                  The name of the corporation is New York Regional Rail
                    Corporation

2. The certificate of incorporation of the corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new
                    Article:

                    FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is two hundred eighty one million (281,000,000) which shall consist of (i) two hundred eighty million (280,000,000) shares of common stock, $.0001 par value per share (the "Common Stock"), and (ii) one million (1,000,000) shares of preferred stock, $.001 par value per share (the "Preferred Stock").

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                                                     -------------------------

Executed on this          day of ___________________, 2004.